                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              GEOWORKS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(I) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

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

                              GEOWORKS CORPORATION
                              960 ATLANTIC AVENUE
                           ALAMEDA, CALIFORNIA 94501
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 14, 1999

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Geoworks Corporation, a Delaware Corporation (the "Company"), will be held on Tuesday, September 14, 1999 at 11:00 a.m. local time at the Company's principal executive offices, located at 960 Atlantic Avenue, Alameda, California, for the following purposes:

     1. To elect directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

     2. To ratify the appointment of Ernst & Young L.L.P. as independent auditors of the Company for the fiscal year ended March 31, 2000.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on July 21, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/
                                          STEPHEN T. BAKER
                                          Secretary

Alameda, California
August 4, 1999

                              GEOWORKS CORPORATION
                              960 ATLANTIC AVENUE
                           ALAMEDA, CALIFORNIA 94501
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Geoworks Corporation, a Delaware corporation ("Geoworks" or the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, September 14, 1999 at 11:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, located at 960 Atlantic Avenue, Alameda, California 94501. The telephone number at that location is (510) 814-1660. Only holders of record of the Company's Common Stock at the close of business on July 21, 1999 (the "Record Date") will be entitled to vote at the Annual Meeting. At the close of business on July 21, 1999, the Company had 17,669,292 shares of Common Stock outstanding and entitled to vote. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.

     These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended March 31, 1999, including financial statements, were first mailed on or about August 10, 1999 to all stockholders entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked (i) by a writing delivered to the Company (Attention: Stephen T. Baker, Secretary) stating that the proxy is revoked, (ii) by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting or (iii) by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

VOTING RIGHTS

     Holders of the Company's Common Stock are entitled to one vote for each share held as of the above Record Date. Shares of Common Stock may not be voted cumulatively.

     Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Approval of Proposal No. 2 requires the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting entitled to vote. All votes will be tabulated by the Inspector of Election appointed for the Annual Meeting who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward a quorum and have the same effect as negative votes with regard to the proposal. Broker non-votes will also be counted toward a quorum but will not be counted for any purpose in determining whether the proposal has been approved.

SOLICITATION OF PROXIES

     The Company will bear the cost of soliciting the enclosed proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic means or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such activities. In addition, the Company has hired and will pay the fees of a proxy solicitor estimated to be approximately $6,000.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of Stockholders of the Company which are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received by the Company no later than April 6, 2000 in order that they could be included in the proxy statement and form of proxy relating to that meeting. Stockholders wishing to bring a proposal before the 2000 Annual Meeting (but not include it in the Company's proxy material) must provide written notice of such proposal by July 14, 2000.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

DIRECTORS/NOMINEES

     The Board of Directors will be comprised of five (5) directors as allowed by the Company's Bylaws. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five (5) nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until his successor has been elected and qualified.

     The names of the nominees, and certain information about them are set forth below.

                                                                                           DIRECTOR
        NAME OF NOMINEE          AGE                  PRINCIPAL OCCUPATION                  SINCE
        ---------------          ---                  --------------------                 --------
John B. Balousek...............  54    Founder, Executive Vice President of Photo Alley      1998
Bernard A. Bianchino...........  50    Chief Business Development Officer of Sprint          1998
                                       Spectrum L.P.
David L. Grannan...............  35    Chief Executive Officer, President of the Company     1999
Gordon E. Mayer................  41    Chairman of the Board of the Company                  1993
Eric E. Schmidt................  44    Chairman and Chief Executive Officer of Novell,       1993
                                       Inc.

     There are no family relationships between any directors or executive officers of the Company.

     MR. BALOUSEK joined the Company's Board of Directors in December 1998. Mr. Balousek is currently Executive Vice President and a founder of Photo Alley, a San Francisco-based start-up company providing electronic commerce services. In 1996, Mr. Balousek was named Chairman and Chief Executive Officer of True North Technologies, the digital and interactive services company of Foote Cone & Belding Communication (FCB) parent company, True North Communications. Mr. Balousek joined the San Francisco office of FCB, one of the nation's leading advertising agencies in 1979 and was named General Manger of the office in 1986. Mr. Balousek was named President of FCB West and a Director of the firm in 1989, and was named President and Chief Operating Officer of the $5 billion agency in 1991. Prior to joining FCB, Mr. Balousek was in brand management at Procter & Gamble. Mr. Balousek serves as a Director of Transilluminant, a privately held company. Mr. Balousek holds a B.A. from Creighton University and a master's degree from Northwestern University.

     MR. BIANCHINO joined the Company's Board of Directors in July 1998. Since September 1995, Mr. Bianchino has been Chief Business Development Officer of Sprint Spectrum L.P., a wireless PCS company. Prior to that, he was Executive Vice President, General Counsel and Internal Affairs, of Qwest Corporation from August 1994 to September 1995. Prior to that, he was Vice President,
Law -- General Business for Sprint Corporation and U.S. Sprint from December 1986 to August 1994. Mr. Bianchino holds a B.A. in American citizenship and a J.D. from Washburn University.

     MR. GRANNAN joined the Company in March 1998 as Vice President, Marketing. The Board of Directors appointed Mr. Grannan as President and Chief Executive Officer in January 1999. Prior to joining the Company, Mr. Grannan was an Area Vice President at Sprint PCS from June 1997 to March 1998. Prior to his position at Sprint PCS, Mr. Grannan worked at Andersen Consulting in the Strategic Services Communications Industry Group from May 1994 to June 1997, where he provided strategic services for many organizations. Mr. Grannan began his career as a Data Communications Officer in the United States Marine Corps (USMC). Mr. Grannan holds a B.A. from Indiana University and an M.B.A. from the University of California at Berkeley.

     MR. MAYER became Chairman of the Board of Directors of the Company in May 1997. Mr. Mayer served as President from July 1993 to January 1998, and as Chief Executive Officer from March 1994 to June 1998. Prior to joining Geoworks, he was an "Entrepreneur in Residence" with Merrill, Pickard, Anderson & Eyre, a venture capital and investment management firm that manages private investment funds. From July 1991 to June 1992, Mr. Mayer was President and Chief Executive Officer of InfoChip, Inc., a developer of data compression hardware and software. From February 1988 to July 1991, he was Vice President, Sales and Marketing for Proxim, Inc., a supplier of OEM wireless data communications products. Mr. Mayer attended Purdue University, where he earned a B.S. and M.S. in Electrical Engineering.

     DR. SCHMIDT joined the Company's Board of Directors in January 1993. Since March 1997, Dr. Schmidt has been the Chairman and Chief Executive Officer of Novell, Inc. Prior to that, Dr. Schmidt was the Chief Technology Officer of Sun Microsystems, Inc., where he had been employed since 1983. Dr. Schmidt holds a B.S. in Electrical Engineering from Princeton University and a Ph.D. in Electrical Engineering from the University of California at Berkeley. He is also a director of Siebel Systems, Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of seven (7) meetings during the fiscal year ended March 31, 1999. No director attended fewer than 75% of the meetings of the Board of Directors and its committees upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

     At the fiscal year ended March 31, 1999, the Audit Committee of the Board of Directors consisted of Mr. Mayer and Mr. Balousek. The Audit Committee held three (3) meetings during fiscal 1999. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     At the fiscal year ended March 31, 1999, the Compensation Committee of the Board of Directors consisted of Mr. Bianchino and Mr. Brian P. Dougherty. (Mr. Dougherty resigned as a director at the end of July 1999 to focus on other interests, including his position as Chairman and Chief Technology Officer of Wink Communications, Inc.). The Compensation Committee held twelve (12) meetings during fiscal 1999. The Compensation Committee reviews and approves the Company's executive compensation policy, including the salaries and bonuses of the Company's executive officers, and administers the Company's incentive stock plans.

DIRECTOR COMPENSATION

     The Company does not compensate its directors for services as such, except pursuant to the discretionary grant provisions of its 1994 Stock Plan. During fiscal 1999, pursuant to such provisions, Dr. Schmidt was granted an option to purchase 21,875 shares in July 1998; Messrs. Dougherty and Bianchino were each granted an option to purchase 50,000 shares in July 1998; and Mr. Balousek was granted an option to purchase 50,000 shares in November 1998.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE NOMINEES SET FORTH HEREIN.

       PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young L.L.P., independent auditors, to audit the financial statements of the Company for the year ending March 31, 2000, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young L.L.P. has audited the Company's financial statements since the six month period ended March 31, 1990. Representatives of Ernst & Young L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of July 21, 1999 by (a) each beneficial owner of more than 5% of the Company's Common Stock,
(b) the Named Executive Officers (as defined below), (c) each director/nominee of the Company, and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                                    SHARES             PERCENTAGE
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED   BENEFICIALLY OWNED
                      ----------------                        ------------------   ------------------
Citigroup Travelers Inc.(1).................................      4,486,065                25%
Amazon.com, Inc.(2).........................................      1,219,512                 7%
Nokia Mobile Phones Ltd.(3).................................      1,000,000                 6%
Gordon E. Mayer(4)..........................................        165,250                 *
David L. Grannan(5).........................................         79,897                 *
Stephen T. Baker(5).........................................         14,583                 *
Adam de Boor(5).............................................         87,749                 *
Lars Stenstedt(5)...........................................         57,720                 *
Rhonda Jobe(5)..............................................         24,381                 *
John B. Balousek(5).........................................         10,000                 *
Eric E. Schmidt(5)..........................................         41,500                 *
Bernard A. Bianchino(5).....................................         31,000                 *
Brian P. Dougherty(6).......................................         50,000                 *
All directors and executive officers as a group (10
  persons)(7)...............................................        562,080                 3%

---------------
 *  Less than one percent of the outstanding shares of Common Stock.

(1) Based on the Schedule 13G/A filed by Citigroup, Inc. ("Citigroup") dated April 12, 1999, on behalf of itself, Mutual Management Corp., Smith Barney Inc. and Salomon Smith Barney Holdings Inc. The address of Citigroup is 388 Greenwich Street, Legal Dept. 20th Floor, New York, New York 10013.

(2) Based on the Schedule 13D filed by Amazon.com, Inc. ("Amazon") dated February 19, 1999. The address of Amazon is 1516 Second Ave. 4th Floor, Seattle, WA 98101.

(3) Based on the Schedule 13D filed by Nokia Mobile Phones Ltd. ("Nokia") dated February 17, 1995. The address of Nokia is P.O. Box 68, Kanslerinkatu 14, 4th Floor, Fin-33721, Tampere, Finland.

(4) Includes 14,000 shares held by Mayer Family Partners LP; 12,500 shares held by the Mayer Family Revocable Trust dated October 5, 1995; 25,000 shares held by Custom Technology Growth Fund LLC; 5,000 shares held in trust for Mr. Mayer's daughter; and 500 shares directly held.

(5) Includes shares issuable pursuant to options exercisable within 60 days of July 21, 1999.

(6) Includes 20,000 shares held by Brian P. Dougherty and Anna M. Lijphart as trustees under the 1995 Dougherty Charitable Remainder Unitrust. Mr. Dougherty served as a director throughout the previous fiscal year. Mr. Dougherty resigned as a director at the end of July 1999 to focus on other interests, including his position as Chairman and Chief Technology Officer of Wink Communications, Inc.

(7) Includes 454,918 shares issuable pursuant to options exercisable within 60 days of July 21, 1999.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation received for services rendered to the Company in all capacities, for the last three fiscal years ended March 31, 1999, by (i) the Company's former and current Chief Executive Officers, and (ii) the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 1999 and on the record date of July 21, 1999 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                                                         ------------
                                                           ANNUAL COMPENSATION            NUMBER OF
                                                    ----------------------------------    SECURITIES
                                                                             OTHER        UNDERLYING
       NAME AND PRINCIPAL POSITION          YEAR     SALARY    BONUS(1)   COMPENSATION   OPTIONS/SARS
       ---------------------------          ----    --------   --------   ------------   ------------
Gordon E. Mayer...........................  1999    $ 64,167        --         --               --
  Chairman of the Board                     1998    $220,000   $26,394         --           17,500
  and former Chief Executive Officer        1997    $220,000   $33,000         --          130,000
David L. Grannan(2).......................  1999    $164,737   $39,977         --          230,000(7)
  Chief Executive Officer and President     1998    $  3,076        --         --          150,000(7)
David A. Thatcher(3)......................  1999    $170,955   $57,321         --          176,000
  Former Chief Executive Officer,           1998    $152,500   $23,187         --          120,000(7)
  President and Chief Financial Officer     1997    $  3,231        --         --          100,000(7)
Adam de Boor..............................  1999    $148,875   $22,969         --          197,800
  Vice President and Chief Technology
  Officer                                   1998(4) $101,190   $ 3,640         --               --
                                            1997(4) $ 75,121   $ 3,720         --               --
Lars Stenstedt............................  1999    $124,582   $41,063         --          175,700
  Vice President, Sales and Business        1998(4) $108,668   $14,856         --            8,000(7)
  Development                               1997(4) $121,000   $ 5,000         --            8,000(7)
Rhonda Jobe(5)............................  1999    $102,635   $13,725         --          153,000
  Vice President, Marketing                 1998    $ 20,323        --         --           12,000
Stephen T. Baker(6).......................  1999    $ 65,000   $25,656         --          260,000
  Vice President, Chief Financial Officer
  and
  Secretary

---------------
(1) Includes cash profit sharing, cash bonuses and recurring commissions earned for the fiscal year, whether accrued or paid.

(2) In January 1999, Mr. Grannan was appointed Chief Executive Officer and President. Mr. Grannan joined the Company as Vice President, Marketing in March 1998.

(3) In January 1999, Mr. Thatcher resigned as President and Chief Executive Officer.

(4) Prior non-executive position.

(5) Ms. Jobe joined the Company in January 1998.

(6) Mr. Baker joined the Company in October 1998.

(7) During fiscal 1999, a portion of these options were subject to re-pricing and overall reduction on a 4-for-5 exchange ratio.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended March 31, 1999. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually and rounded to the nearest dollar. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                          OPTION GRANTS IN FISCAL 1999

                                                  INDIVIDUAL GRANTS
                                 ----------------------------------------------------    POTENTIAL REALIZABLE
                                   NUMBER                                                  VALUE AT ASSUMED
                                     OF                                                     ANNUAL RATE OF
                                 SECURITIES     % OF TOTAL                                    STOCK PRICE
                                 UNDERLYING      OPTIONS                                   APPRECIATION FOR
                                  OPTIONS       GRANTED TO     EXERCISE                       OPTION TERM
                                  GRANTED       EMPLOYEES      PRICE PER   EXPIRATION   -----------------------
             NAME                   (1)       IN FISCAL 1999     SHARE        DATE          5%          10%
             ----                ----------   --------------   ---------   ----------   ----------   ----------
Gordon E. Mayer................        --            --              --           --            --           --
David L. Grannan...............    20,000          0.53%        $1.9375      8/27/08    $   63,123   $  100,517
                                  120,000          3.19%        $3.2500     11/20/08    $  635,310   $1,011,660
                                  210,000          5.59%        $3.6250      1/26/09    $1,240,076   $1,974,682
David A. Thatcher..............   176,000          4.68%        $3.2500     11/20/08    $  931,788   $1,483,768
Adam de Boor...................     8,800          0.23%        $4.1875       5/5/08    $   60,028   $   95,589
                                  119,000          3.17%        $1.9375      8/27/08    $  375,586   $  598,079
                                   70,000          1.86%        $3.6250      1/26/09    $  413,358   $  658,228
Lars Stenstedt.................    60,000          1.59%        $4.1875       5/5/08    $  409,286   $  651,743
                                   25,300          0.67%        $1.9375      8/27/08    $   79,852   $  127,155
                                    6,400          0.17%        $3.2500     11/20/08    $   33,883   $   53,955
                                  100,000          2.66%        $3.6250      1/26/09    $  590,513   $  940,325
Rhonda Jobe....................    73,000          1.94%        $3.6250      1/26/09    $  431,074   $  686,437
Stephen T. Baker...............   160,000          4.25%        $1.8125      11/4/08    $  472,410   $  752,260
                                  100,000          2.66%        $3.6250      1/26/09    $  590,512   $  940,325

---------------
(1) All options have a ten-year term and vest ratably during employment, generally at 1/48 per month. The terms and conditions governing each stock option grant, including term, termination, acceleration upon change of control, exercise price, type, and commencement date, are determined by the Compensation Committee and approved by the Board of Directors.

                         OPTION EXERCISES AND HOLDINGS

     The following table provides information with respect to option exercises in fiscal 1999 by the Named Executive Officers and the value of such officers' unexercised options at March 31, 1999:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                SHARES                    OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(2)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME               EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Gordon E. Mayer.............        --             --       94,708          64,792             --             --
David L. Grannan............        --             --       41,667         308,333        $ 3,554       $ 20,815
David A. Thatcher...........    58,666       $138,874           --              --             --             --
Adam DeBoor.................     4,000       $ 14,652       62,861         176,739        $95,990       $123,855
Lars Stenstedt..............        --             --       34,507         168,218        $ 6,422       $ 24,405
Rhonda Jobe.................        --             --        6,541          78,459             --             --
Stephen T. Baker............        --             --        4,167         255,833             --       $214,960

---------------
(1) Market value of underlying securities on the exercise date, minus the exercise price.

(2) Value is based on the last reported sale of the Company's Common Stock on the Nasdaq National Market of $3.156 per share on March 31, 1999 (the last trading day for fiscal 1999), minus the exercise price of in-the-money options.

                              CERTAIN TRANSACTIONS

     In February 1999, the Company sold 1,219,512 unregistered shares of its Common Stock to Amazon.com, Inc. ("Amazon") at $4.10 per share for an aggregate purchase price of $5,000,000.

     In February 1995, the Company sold 1,000,000 unregistered shares of its Common Stock to Nokia Mobile Phones Ltd. ("Nokia"), then a greater than 5% stockholder of the Company at an aggregate purchase price of $7,500,000. The Company agreed to nominate a Nokia representative as one of management's nominees for the Company's Board of Directors, and to use its best efforts to cause his election, for so long as Nokia holds at least five percent of the combined voting power of all outstanding voting stock and desires to hold such seat on the Board of Directors. The Company also granted Nokia registration rights with respect to the shares purchased. Such rights are shared by certain other stockholders of the Company.

     In December 1994, the Company and Nokia entered into an Agreement for the Terms and Conditions Regarding Software Development and Licensing. Under the Agreement, the Company has licensed certain software technology to Nokia for incorporation by Nokia into various of its hardware products. In exchange, Nokia is required to pay certain engineering fees and royalties to the Company. In fiscal 1999, the Company recognized $257,000 of license revenue from Nokia, and also received from Nokia research and development fees of $1,179,000.

     During fiscal 1994, the Company agreed to lend $220,000 to Gordon E. Mayer, the Chairman of the Board of Directors of the Company, for the purchase of 330,000 shares of the Company's Common Stock under a promissory note bearing interest at 5% per annum, compounded semiannually. The loan was secured by a pledge of Mr. Mayer's shares of the Company's Common Stock and his principal residence. The note matures in October 2000. As of March 31, 1999, approximately $67,000 of principal and approximately $8,300 of accrued interest were outstanding under the note.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consisted of directors Bianchino and Dougherty as of March 31, 1999. Mr. Bianchino has never been an officer of the Company. Mr. Dougherty has previously served the Company as an officer. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "SEC") within specified time periods. Executive officers, directors and 10% stockholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received by it, or written representations from such persons that no filings were required for them, the Company believes that during the year ended March 31, 1999, all Section 16(a) filing requirements applicable to its executive officers and directors were met.

                               PERFORMANCE GRAPH

     The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed soliciting material or filed under such Acts.

     The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for Geoworks, the Nasdaq Composite Stock Market Index (US) and the Hambrecht & Quist Software Sector Index. The graph assumes that $100 was invested in the Company's Common Stock, the Nasdaq Composite Stock Market Index (US) and the Hambrecht & Quist Software Sector Index from the date of the Company's initial public offering on June 23, 1994 through March 31, 1999. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                                    GEOWORKS
                          H&Q COMPUTER SOFTWARE INDEX
                       NASDAQ STOCK MARKET -- U.S. INDEX

                                                        GEOWORKS              H&Q COMPUTER SOFTWARE     NASDAQ STOCK MARKET-U.S.
                                                        --------              ---------------------     ------------------------
6/23/94                                                  100.00                      100.00                      100.00
Sep-94                                                   129.17                      113.69                      110.97
Dec-94                                                   112.50                      123.10                      109.70
Mar-95                                                   135.42                      140.73                      119.60
Jun-95                                                   208.33                      162.75                      136.81
Sep-95                                                   320.83                      176.94                      153.29
Dec-95                                                   316.67                      176.43                      155.16
Mar-96                                                   500.00                      192.55                      162.40
Jun-96                                                   591.67                      209.95                      175.65
Sep-96                                                   433.33                      215.94                      181.87
Dec-96                                                   408.33                      214.47                      190.81
Mar-97                                                   110.42                      195.72                      180.43
Jun-97                                                    96.87                      232.45                      213.50
Sep-97                                                   272.92                      278.73                      249.56
Dec-97                                                   160.42                      259.32                      233.73
Mar-98                                                   123.95                      336.62                      273.52
Jun-98                                                    58.33                      348.94                      280.98
Sep-98                                                    22.40                      291.05                      253.82
Dec-98                                                    60.42                      338.78                      329.35
Mar-99                                                    52.60                      338.61                      368.14

                                                               H&Q SOFTWARE    NASDAQ STOCK MARKET
    MEASUREMENT PERIOD (FISCAL YEAR COVERED)       GEOWORKS    SECTOR INDEX       -- U.S. INDEX
    ----------------------------------------       --------    ------------    -------------------
June 23, 1994....................................  $100.00       $100.00             $100.00
September 1994...................................   129.17        113.69              110.97
December 1994....................................   112.50        123.10              109.70
March 1995.......................................   135.42        140.73              119.60
June 1995........................................   208.33        162.75              136.81
September 1995...................................   320.83        176.94              153.29
December 1995....................................   316.67        176.43              155.16
March 1996.......................................   500.00        192.55              162.40
June 1996........................................   591.67        209.95              175.65
September 1996...................................   433.33        215.94              181.87
December 1996....................................   408.33        214.47              190.81
March 1997.......................................   110.42        195.72              180.43
June 1997........................................    96.87        232.45              213.50
September 1997...................................   272.92        278.73              249.56
December 1997....................................   160.42        259.32              233.73
March 1998.......................................   123.95        336.62              273.52
June 1998........................................    58.33        348.94              280.98
September 1998...................................    22.40        291.05              253.82
December 1998....................................    60.42        338.78              329.35
March 1999.......................................    52.60        338.61              368.14

                         COMPENSATION COMMITTEE REPORT

INTRODUCTION

     The Compensation Committee Report below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed soliciting material or filed under such Acts.

     The Compensation Committee of the Board of Directors (the "Committee") is composed only of non-employee directors. It is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, executive salary levels and compensation programs, both cash-based and equity-based. The Committee generally determines the base salary levels and performance-based incentive compensation levels for executives at the end of each fiscal year, and reviews both those levels and the executives' performance against those levels on a quarterly basis.

COMPENSATION PHILOSOPHY

     The Committee has adopted an executive pay-for-performance philosophy covering all officers, including the Chief Executive Officer. This philosophy emphasizes variable compensation in order to align executive compensation with the Company's business objectives and performance. Further, the overall compensation philosophy is to attract, retain and reward executives who contribute both to the short-term and long-term success of the Company, and to motivate them through incentive compensation tied to performance objectives. The Committee believes that the interests of its executives are best aligned with those of the Company and its stockholders when the executives' overall compensation depends upon the Company's performance, and when the executives are themselves owners of stock in the Company. The Company encourages broad-based employee ownership of its stock through stock option and stock purchase programs in which, as a general rule, all regular employees with three (3) months of service, whose customary employment is at least twenty (20) hours per week and more than five (5) months per year are eligible to participate. Pay is sufficiently variable that above-average performance results in above-average total compensation, and below-average performance for the Company or the individual results in below-average total compensation. At the highest level, the focus is on corporate performance against objectives and individual contributions toward that performance. Secondarily, the focus is on strategic departmental objectives in support of the corporate mission, and individual contribution toward and satisfaction of those objectives.

COMPENSATION PROGRAM

     The Company has a comprehensive compensation program which consists of cash compensation, both fixed and variable, and equity-based compensation. The program has the following principal components:

  Cash-Based Compensation

     Base Salary: Base salary is predicated on industry and peer group comparisons and on performance judgments as to the past and expected future contribution by the individual executive officer, including, where appropriate, adjustment for any promotion or substantial increase in responsibilities. Market information and salary surveys are used as a frame of reference for annual salary adjustments and starting salaries. Executive officers of the Company are paid salaries in line with their responsibilities. These salaries are structured to be within the median range of salaries paid by competitors in comparable industries. In general, salary increases are made based on median increases in salaries for similar executives of similar sized companies in the high technology and wireless communications industries. The Committee's approach to base compensation is to offer competitive salaries in comparison with market practices. However, commencing with fiscal 1996, base salary has become a relatively smaller element in the total executive officer compensation package, as the Company has introduced greater pay-for-performance programs.

     Bonuses: The Company has an incentive program pursuant to which executive officers and a limited number of key employees may receive periodic cash bonuses beyond their base salary. The Committee has established for each officer, including the Chief Executive Officer, a set of performance objectives for the fiscal year primarily tied to the Company's financial performance, along with a target bonus tied to those objectives. The objectives, and the performance of each executive against his or her objectives, are reviewed quarterly, with input from the Chief Executive Officer. These financial objectives are generally based on the achievement of sales, revenue, net income or gross margin goals. Generally, executives may be eligible to receive a bonus of approximately twenty percent of their base salary if the objectives are fully met to the satisfaction of the Committee. The Committee also has the discretion to reduce the bonus to zero percent in the case of performance below expectations, or, conversely, to increase the bonus in recognition of exemplary contribution to the successful performance by the Company of its short-term and long-term objectives.

  Equity-Based Compensation

     Stock Options: Consistent with prevailing compensation practices in high technology and wireless communications companies, stock options are a key component of each employee's total compensation package. The Company's practice is to grant stock options to all full-time, regular employees. Options are generally granted upon commencement of employment, and vest over four years to encourage the option holders to continue in the employ of the Company. Subsequent stock options are granted periodically to provide additional incentive and in the case of a promotion or substantial increase in responsibilities, and occasionally to reward exemplary performance. The Company takes into account the compensation practices of comparable companies in its salary surveys as well as the past and future expected performance in determining the size of grants made to executives.

     Competition for key employees in the high technology and wireless communications industries is intense and the use of significant stock options for retention and motivation of such personnel is pervasive in order to remain competitive. The Company believes that stock options are a critical component of the compensation offered by the Company to promote long-term retention of key employees, motivate high levels of performance and recognize employee contributions to the success of the Company.

     Fiscal 1999 Option Re-pricing Programs. In May and November of 1998, at the direction of the Board of Directors, the Company re-priced certain options with an exercise price above the fair market value on May 5, 1998 and November 20, 1998, which had been granted to employees under the Company's 1994 Stock Plan, Supplemental Stock Option Plan, and 1997 Supplemental Stock Plan (the "Plans") during the period January 1, 1997 through April 23, 1998 and January 1, 1997 through November 20, 1998. The re-pricing specifically excluded all options granted to directors and consultants, employees terminated through December 3, 1998, partially exercised options, and in the case of the November 1998 re-pricing, options granted to officers covered by the May 1998 re-pricing. The November 1998 re-pricing was conditioned on acceptance of a 4-for-5 exchange ratio resulting in eligible employees receiving 20% fewer options. Eligible employees electing to participate in the re-pricing were issued new stock option grants and the corresponding old stock option grants were canceled. The percentage of shares vested in the new stock option grants were equivalent to the percentage of shares vested in the corresponding old stock option grants. The Company re-priced options in order to respond to the substantial increases in competitive attempts to retain numerous eligible employees who are essential to the Company's success. Competition for key employees in the high technology and wireless communications industries is intense and the use of significant stock options for retention and motivation of such personnel is pervasive. The Company believes that stock options are a critical component of the compensation offered in order to promote long-term retention of key employees, motivate high levels of performance, maintain competitiveness and recognize employee contribution to the success of the Company.

     The following table sets forth certain information concerning the re-pricing of stock options held by the Named Executive Officers of the Company through March 31, 1999.

                                                           PER SHARE
                                              NUMBER OF     MARKET      PER SHARE                  LENGTH OF
                                              SECURITIES   PRICE OF      EXERCISE     PER SHARE    ORIGINAL
                                              UNDERLYING   STOCK AT       PRICE          NEW      OPTION TERM
                                               OPTIONS      TIME OF      AT TIME      EXERCISE     REMAINING
                                   DATE OF     REPRICED    REPRICING   OF REPRICING     PRICE     AT DATE OF
       NAME AND POSITION          REPRICING      (#)        ($/SH)        ($/SH)       ($/SH)      REPRICING
       -----------------          ---------   ----------   ---------   ------------   ---------   -----------
David L. Grannan................  11/20/98     150,000      $3.2500      $ 4.1875      $3.2500    114 months
David T. Thatcher...............  11/20/98     100,000      $3.2500      $ 6.7500      $3.2500    100 months
                                  11/20/98      20,000      $3.2500      $ 8.4688      $3.2500    105 months
                                  11/20/98     100,000      $3.2500      $ 5.8125      $3.2500    111 months
Lars Stenstedt..................  11/20/98       3,000      $3.2500      $ 6.5313      $3.2500     89 months
                                  11/20/98       5,000      $3.2500      $ 6.5313      $3.2500     99 months
                                  06/03/97       3,000      $6.5313      $29.0000      $6.5313    106 months
                                  06/03/97       5,000      $6.5313      $17.7500      $6.5313    116 months

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee uses the factors and criteria described above for compensation decisions regarding the Chief Executive Officer. During fiscal year 1999, Mr. Grannan's compensation was largely structured on the Company's future attainment of strategic objectives.

     On January 10, 1999, Mr. Grannan was appointed President and Chief Executive Officer of the Company following the resignation of David A. Thatcher. Mr. Grannan's salary and bonus for the past fiscal year are reflected in the Executive Compensation table set forth in this Proxy. Mr. Grannan is eligible to receive quarterly bonuses in accordance with the financial objectives relating to bonuses set forth above in this Compensation Committee Report.

     The Committee believes that Mr. Grannan's compensation is modest relative to that of other chief executive officers of publicly-held high technology and wireless communications companies, but is appropriate in light of the Company's life stage and continued investment in emerging markets.

COMPENSATION LIMITATIONS FOR TAX PURPOSES

     The Committee has considered the potential impact of Section 162(m) (the "Section") of the Code adopted under the federal Revenue Reconciliation Act of 1993. The Section disallows any tax deduction for a publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any Named Executive Officer, unless compensation is performance-based. Since the targeted cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Committee believes that any options granted under the Option Plan will meet the requirement of being performance-based under the regulations under the Section, the Committee believes that the Section will not reduce any tax deduction available to the Company.

SUMMARY

     The Committee believes that a fair and motivating compensation program has played a critical role in the Company's ability to attract and retain highly qualified executive officers

                                          Respectfully submitted by
                                          THE COMPENSATION COMMITTEE

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: August 4, 1999

PROXY

                              GEOWORKS CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 14, 1999

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned hereby appoints Stephen T. Baker with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Geoworks Corporation (the "Company") to be held at 960 Atlantic Avenue, Alameda, California 94501 on September 14, 1999, at 11:00 a.m., local time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

                               (SEE REVERSE SIDE)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                               Please mark
                                                               your choice
                                                               like this    [X]

                                                    WITHHELD
                                             FOR    FOR ALL

1.   ELECTION OF DIRECTORS                   [ ]       [ ]
     Nominees: John B. Balousek
               Bernard A. Bianchino
               David L. Grannan
               Gordon E. Mayer
               Eric E. Schmidt

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

________________________________________________________________


                                                        FOR   AGAINST   ABSTAIN
2.   RATIFICATION OF SELECTION OF ERNST & YOUNG LLP
     AS THE COMPANY'S INDEPENDENT AUDITORS              [ ]     [ ]       [ ]

The Board of Directors recommends a vote FOR all nominees for election and FOR Proposal 2.

THIS PROXY WILL BE VOTED AS DIRECTED IN THE ABSENCE OF DIRECTION. THIS PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR ELECTION AND FOR PROPOSAL 2.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                         Dated: August 4, 1999

                         /s/

                         Stephen T. Baker, Secretary

                         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN
                         THIS PROXY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Signature(s) ____________________________________________ Date ______________

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy may be executed by an officer, agent or proxyholder as the bylaws of the corporation may prescribe, or in the absence of that determination, by the Chairman, president or any vice president. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE